Exhibit 99.1

          PAYLESS SHOESOURCE REPORTS SEPTEMBER SAME-STORE SALES RESULTS

    TOPEKA, Kan., Oct. 6 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales decreased 0.6 percent during the September reporting period, the five weeks ended October 1, 2005. All data in this press release relate to continuing operations.

    Company sales totaled $235.7 million, a 2.2 percent decrease from $240.9 million during fiscal September of last year.

    Sales were as follows (unaudited):

SEPTEMBER SALES* (DOLLARS IN MILLIONS)

                                                Same-Store
                                Percent          Sales***
       Fiscal      Fiscal      Increase/    Percent Increase/
       2005**      2004**     (Decrease)       (Decrease)
     ---------   ---------    ----------    -----------------
     $   235.7   $   240.9       (2.2)%           (0.6)%

 YEAR-TO-DATE SALES* (DOLLARS IN BILLIONS)

                                                Same-Store
                                Percent          Sales***
       Fiscal      Fiscal      Increase/    Percent Increase/
       2005**      2004**     (Decrease)       (Decrease)
     ---------   ---------    ----------    -----------------
     $    1.84   $    1.84        0.2%             2.2%

     * Sales from continuing operations.

     ** The fiscal year for operations in the company's Latin American region and Japan is based on a December 31 year-end. Operations in the company's Latin American region (178 stores) and Japan are included in total company results on a one-month lag relative to results from other regions.

     *** Same-store sales represent sales of those stores in the United
     States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Same-store-sales exclude stores in the company's Latin American region.

    "Sales results for September were below expectations," said Matt Rubel, Chief Executive Officer and President. "Looking forward, we are focusing on the consumer and on making an emotional connection through fun, fashionable product, strong brand communications and a more compelling point of sale experience."

    The company remains committed to its goal of achieving low single-digit positive same-store sales growth through more consistent execution of its strategy.

    The company closed approximately 130 stores in areas impacted by Hurricane Katrina. To date, 28 of those stores remain closed. Store closings related to Hurricane Rita peaked at approximately 139 stores. Currently, 12 stores impacted by Rita remain closed.

    Payless ShoeSource, Inc. is the largest specialty family footwear retailer in the Western Hemisphere. As of the end of fiscal September 2005, the Company operated a total of 4,627 stores, which includes the 40 stores closed due to Hurricane Katrina and Hurricane Rita. Payless stores offer quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(R), at http://www.payless.com .

    This release contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results to differ materially from the anticipated results or expectations. Please refer to the company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and the Form 10-Q for the period ending July 30, 2005, for more information on risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    For additional information regarding September 2005 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at http://www.paylessinfo.com .

SOURCE  Payless ShoeSource, Inc.
    -0-                             10/06/2005
    /CONTACT: Nicole R. Sloup of Payless ShoeSource, Inc., +1-785-559-6966/ /First Call Analyst: /
    /FCMN Contact: /
    /Company News On-Call: http://www.prnewswire.com/comp/136152.html / /Web site: http://www.paylessinfo.com /
    (PSS)